Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

ITW TO ACQUIRE MTS TEST & SIMULATION

BUSINESS FROM AMPHENOL

Glenview, Illinois and Wallingford, Connecticut. January 19, 2021. Illinois Tool Works Inc. (NYSE: ITW), a global multi-industrial manufacturing leader, and Amphenol Corporation (NYSE: APH), a leading global provider of high-technology interconnect, antenna and sensor solutions, today announced that they have entered into an agreement under which ITW will acquire MTS Systems Corporation’s (Nasdaq: MTSC) Test & Simulation business, following the closing of Amphenol’s acquisition of MTS.

“MTS’s Test & Simulation business is highly complementary to our existing Test & Measurement and Electronics business and positions us in new and attractive industry verticals,” said E. Scott Santi, ITW’s Chairman and CEO. “This acquisition continues our strategy of driving solid growth and best-in-class returns in businesses where highly innovative, customer-focused solutions are required. We look forward to welcoming the MTS Test & Simulation team to ITW.”

R. Adam Norwitt, Amphenol’s President and CEO, said, “After reviewing the MTS Test & Simulation business and evaluating a range of options to ensure its future success while maximizing value for Amphenol shareholders, we determined that selling it to ITW, with ITW’s complementary capabilities and strategic focus, is the best outcome for all parties. We look forward to completing the acquisition of MTS in the coming months, welcoming the talented MTS Sensors team to the Amphenol organization, and completing the sale of MTS’s Test & Simulation business to ITW.”

Amphenol’s acquisition of MTS is expected to close by the middle of 2021, subject to certain regulatory approvals, approval from MTS’s shareholders and other customary closing conditions. ITW’s acquisition of the MTS Test & Simulation business from Amphenol is expected to close following the closing of Amphenol’s MTS acquisition, subject to certain regulatory approvals and other customary closing conditions. Terms of the transaction were not disclosed.

Financial Advisors

Centerview Partners LLC is serving as Amphenol’s financial advisor for the transaction. Goldman Sachs & Co. LLC is serving as ITW’s financial advisor for the transaction.

About Illinois Tool Works

ITW is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $14.1 billion in 2019. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 45,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may contain words and terms such as: “anticipate,” “could,” “believe,” “continue,” “expect,” “estimate,” “forecast,” “ongoing,” “project,” “seek,” “predict,” “target,” “will,” “intend,” “plan,” “look ahead,” “optimistic,” “potential,” “guidance,” “may,” “should,” or “would” and other words and terms of similar meaning. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Risks and uncertainties include, but are not limited to: (i) the risk that the proposed merger between Amphenol and MTS, or the proposed subsequent sale of the MTS Test & Simulation business to ITW, may not be completed in a timely manner or at all, and (ii) unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the proposed transaction, potential disruptions to current plans and operations and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction. The foregoing list of risk factors is not exhaustive. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Amphenol’s and ITW’s respective businesses, particularly those identified in the risk factor discussion in Amphenol’s Annual Report on Form 10-K for the year ended December 31, 2019, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in ITW’s most recent Annual Report on Form 10-K for the year ended December 31, 2019 and its subsequent Quarterly Reports filed on Form 10-Q with the SEC, as well as other documents that may be filed by Amphenol and/or ITW from time to time with the SEC. Neither Amphenol nor ITW undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made.

Contacts:

Illinois Tool Works

Trisha Knych

Media Contact

224-661-7566

mediarelations@itw.com

Illinois Tool Works

Karen Fletcher

Investor Relations

224-661-7433

investorrelations@itw.com

Amphenol

Sherri Scribner

Vice President, Strategy and Investor Relations

203-265-8820

IR@amphenol.com